I

Exhibit 99.1

8503 Hilltop Drive, Ooltewah, TN 37363 Telephone (423) 238-4171

CONTACT:	Miller Industries, Inc.
Debbie Whitmire, Chief Financial Officer (423) 238-8464

FTI Consulting, Inc.
Mike Gaudreau millerind@fticonsulting.com

MILLER INDUSTRIES REPORTS 2026 THIRD QUARTER RESULTS

Solid Year-Over-Year Revenue Growth Driven by Consistent Production and Demand

Expanded Product Offering with Recent Introduction of 65-ton Rotator

Board of Directors Approves Dividend of $0.21 per Share

On Track to Achieve Full-Year 2026 Revenue and Earnings Guidance

CHATTANOOGA, Tennessee, November 4, 2026/PRNewswire/ -- Miller Industries, Inc. (NYSE: MLR) (“Miller Industries” or the “Company”) today announced financial results for the third quarter ended September 30, 2026, and provided updates on its global strategic initiatives.

Q3 2026 Financial Results vs. Q3 2025

•	Revenue: $212.2 million, an 18.8% increase from $178.7 million
•	Gross Profit: $29.8 million, a 17.6% increase from $25.3 million
•	Gross Margin: 14.0%, a decrease of approximately 20 basis points from 14.2%
•	SG&A Expenses: $22.0 million, a 3.5% increase from $21.2 million
•	Net Income: $6.1 million, a 97.2% increase from $3.1 million
•	Diluted EPS: $0.53 per share, an increase of 96.3% from $0.27 per diluted share

Third Quarter Business Highlights

•	Delivered solid year-over-year revenue growth as the Company maintained production in line with steady order intake in a dynamic environment.
•	Generated strong cash flow, enabling the return of $5.1 million to shareholders in the form of dividends and share repurchases, and continued investment in the business.
•	Heavy-duty capacity expansion at Ooltewah remains on schedule, with initial building construction underway.
•	Continuing to innovate the Company’s product line; recently introduced the new 65-ton rotator (the Century M65) at an event attended by more than 1,000 global distributors and customers.
•	Remain on track to achieve full-year 2026 revenue and earnings per share guidance.

“We are pleased to have delivered solid year-over-year revenue growth in the third quarter,” said William G. Miller II, Chief Executive Officer. “We’ve seen no slowdown in customer demand, and our order intake remains consistent. While the quarter was impacted by planned holiday downtime and production challenges among our chassis suppliers, the underlying strength in demand for our products gives us confidence as we move into the final quarter of 2026, and into 2027.”

Mr. Miller continued, “More importantly, we have continued to generate cash at an impressive rate throughout the year, enabling us to not only return capital directly to our shareholders through our industry-leading dividend and our share repurchase program, but also to invest in our long-term growth. In addition to our ongoing capacity expansion in Ooltewah, we recently hosted more than 1,000 global distributors and customers in Chattanooga to showcase the Century M65. By continuing to prioritize our people, our products, and the health of our distribution network, we remain well positioned to finish the year on a strong note and deliver on our full year 2026 outlook.”

Omars Update

Omars delivered solid performance, including significant year-over-year growth, reinforcing confidence that the acquisition remains on track to meet the Company’s expectations for first-year accretion. Separately, non-cash acquisition-related items had a positive impact of approximately $0.09 per diluted share based on the final third-party valuation. These items primarily reflected equipment adjustments to fair market value, amortization of the estimated intangible value of customer relationships, and the associated tax amortization benefit. Most of the expenses related to the Company’s acquisition and integration of Omars were recognized in the first and second quarters of 2026.

Ooltewah, TN Manufacturing Capacity Expansion

To support future growth, European demand, and defense production commitments, Miller Industries previously announced the addition of a new 200,000+ sq ft facility at its Ooltewah headquarters site, at a cost of approximately $100 million. Miller Industries anticipates funding the majority of this expansion through operating cash flow over the next several years.

This expansion is intended to:

1.	Increase Overall Production Capacity and Efficiency
•	As distributor inventories have returned to historical levels, the Company plans to maintain production volumes through the end of 2026 to meet anticipated steady retail activity.
•	The new facility will significantly expand output capacity to meet growing domestic and international demand and reinforce Miller Industries as the global leader in the heavy‑duty recovery market.
•	In particular, the expansion will increase output capacity for heavy‑duty recovery units, which remain the Company’s largest global export.
2.	Support European Demand Through U.S. Backfill, Integrated Capacity, and Regional Expansion
•

U.S. production will continue to serve as a critical backbone for European demand. Together, the addition of Omars, the expansion of Jige’s heavy‑duty integration facility, and production enhancements at the Company’s Boniface facility will help ensure production stability, improved lead times, and a fully integrated global supply strategy.

3.	Prepare for Higher-Volume Global Military Production
•

Military commitments currently exceed $200 million, and additional global RFQs are underway. The new facility will be capable of supporting higher-volume global defense‑grade recovery vehicle production for global military programs.

•	Military programs production is scheduled to begin in 2027 and accelerate into 2028 and 2029, requiring enhanced capacity, specialized equipment, and advanced production flow capabilities.

Return of Capital to Shareholders

The Company’s Board of Directors approved a quarterly cash dividend of $0.21 per share, payable December 14, 2026, to shareholders of record as of December 7, 2026. This represents the sixty-fourth consecutive quarter that Miller Industries has paid a dividend. Separately, the Company repurchased approximately $2.7 million of stock during the third quarter of 2026 under the Company’s stock repurchase program.

2026 Guidance and Production Outlook

The Company is re-affirming its previously issued revenue guidance of $850 million to $900 million for full year 2026 and expects earnings per share to be generally in line with full year 2025 results.

Miller Industries expects production volumes to remain steady through the end of 2026. For the full year, gross margins are now expected to be approximately 14%, higher than previously anticipated, reflecting a lower mix of chassis. In the fourth quarter, revenue mix is expected to return toward historical levels of bodies and chassis.

The statements in the 2026 guidance and production outlook provided above are forward looking. Actual results may differ materially. See our cautionary note regarding “forward-looking statements” below.

Conference Call

The Company will host a conference call, which will be simultaneously broadcast live over the Internet. The call is scheduled for tomorrow, November 5, 2026, at 10:00 AM ET. Listeners can access the conference call live and archived over the Internet through the following link:

https://app.webinar.net/k8KEn3m1Gq7

Please allow 15 minutes prior to the call to visit the site, download, and install any necessary audio software. A replay of this call will be available approximately one hour after the live call ends through Thursday, November 19, 2026. The replay number is 1-844-512-2921, Passcode 1148648.

About Miller Industries, Inc.

Miller Industries is The World’s Largest Manufacturer of Towing and Recovery Equipment®, and markets its towing and recovery equipment under a number of well-recognized brands, including Century®, Vulcan®, Chevron™, Holmes®, Challenger®, Champion®, Jige™, Boniface™, Omars™, Titan® and Eagle®.

Forward-Looking Statements

Certain statements in this news release may be deemed to be forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as “may”, “will”, “should”, “could”, “continue”, “future”, “potential”, “believe”, “project”, “plan”, “intend”, “seek”, “estimate”, “predict”, “expect”, “anticipate” and similar expressions, or the negative of such terms, or other comparable terminology and include, without limitation: any statements relating to our 2026 guidance and expected order intake and production levels (including under the heading “2026 Guidance and Production Outlook”); the growth and effect of the drivers of our long-term business performance; our future production capacity expansion plans (including the source of funding for the expansion, timing thereof and anticipated impact of the expansion on our business); future customer demand levels; acquisition-related costs and the success and timing of integration plans associated with Omars; our anticipated priorities relating to capital allocation; expectations regarding the industry cost environment and the Company’s cost control and operational efficiency initiatives; the future health of the Company’s distribution network; the Company’s future product innovation; and any potential upside from pending military contracts and their potential effect on revenue and earnings growth. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements. Such forward-looking statements are made based on our management’s beliefs as well as assumptions made by, and information currently available to, our management. Our actual results may differ materially from the results anticipated in these forward-looking statements due to, among other things: our dependence upon outside suppliers for component parts, chassis and raw materials, including aluminum, steel, and petroleum-related products leaves us subject to changes in price and availability, the cadence and quantity of deliveries from our suppliers, and delays in receiving supplies of such materials, component parts or chassis; our customers’ and towing operators’ access to capital and credit to fund purchases; the continuing impact of existing tariffs, the implementation of new or increased tariffs and any resulting trade wars, and any resulting macroeconomic uncertainty; the rising costs of equipment ownership, including continuing increases in insurance premiums and elevated interest rates that have added cost pressures to our end users, and fluctuations in the value of used trucks; macroeconomic trends, availability of financing, and changing interest rates; our customers’ ability to fund purchases of our products; special risks from our sales to U.S. and other governmental entities through prime contractors and the ability of counterparties to military commitments and contracts to adjust, delay or cancel such commitments or contracts based on the availability of funding or financing, or under the terms of existing contractual arrangements or applicable law; various international political, economic and other uncertainties, including as a result of new or ongoing military conflicts in the Middle East and Ukraine, which may continue to adversely impact our customer spending patterns; volatility in fuel and other transportation costs, including as a result of the geopolitical tensions in the Middle East and the disruptions in international shipping through the Strait of Hormuz; increases in the cost of skilled labor; risks relating to our indebtedness, including our ability to maintain compliance with the covenants in our credit facility; the cyclical nature of our industry and changes in consumer confidence and in economic conditions in general; changes in insurance costs and weather conditions; competition in our industry and our ability to attract or retain customers; changes in government regulations, including environmental and health and safety regulations; our ability to develop or acquire proprietary products and technology; assertions against us relating to intellectual property rights; changes in the tax regimes and related government policies and regulations in the countries in which we operate; our dependence on the continued participation and level of service of our numerous independent distributors; the catastrophic loss of one of our manufacturing facilities; risks relating to acquisitions; environmental and health and safety liabilities and requirements; failure to comply with domestic and foreign anti-corruption laws; loss of the services of our key executives; the effects of regulations relating to conflict minerals; product warranty or product liability claims in excess of our insurance coverage; potential recalls of components or parts manufactured for us by suppliers or potential recalls of defective products; an inability to acquire insurance at commercially reasonable rates; fluctuations of our stock price and involvement with activist shareholders; a disruption in, or breach in security of, our information technology systems or any violation of data protection laws; risks related to our use of artificial intelligence, including generative artificial intelligence and machine learning; and those other risks discussed in our filings with the Securities and Exchange Commission, including those risks discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 and subsequent Quarterly Reports on Form 10-Q, which discussion is incorporated herein by this reference. Such factors are not exclusive. We do not undertake to update any forward-looking statement that may be made from time to time by, or on behalf of, the Company.

MILLER INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data) (Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
			%			%
	2026	2025	Change	2026	2025	Change
NET SALES	$212,224	$178,670	18.8%	$633,079	$618,353	2.4%

COSTS OF OPERATIONS	182,445	153,338	19.0%	541,682	524,491	3.3%

GROSS PROFIT	29,779	25,332	17.6%	91,397	93,862	(2.6)%

OPERATING EXPENSES:
Selling, General and Administrative Expenses	21,997	21,247	3.5%	71,122	67,912	4.7%

NON-OPERATING (INCOME) EXPENSES:
Interest Expense, Net	359	93	286.0%	856	482	77.6%

Other (Income) Expense, Net	(100)	(312)	(67.9%)	224	(994)	122.5%

Total Expense, Net	22,256	21,028	5.8%	72,202	67,400	7.1%

INCOME BEFORE INCOME TAXES	7,523	4,304	74.8%	19,195	26,462	(27.5)%

INCOME TAX PROVISION	1,444	1,222	18.2%	5,292	6,857	(22.8)%

NET INCOME	$6,079	$3,082	97.2%	$13,903	$19,605	(29.1)%

BASIC INCOME PER SHARE OF COMMON STOCK	$0.54	$0.27	100.0%	$1.22	$1.71	(28.7)%

DILUTED INCOME PER SHARE OF COMMON STOCK	$0.53	$0.27	96.3%	$1.21	$1.68	(28.0)%

CASH DIVIDENDS DECLARED PER SHARE OF COMMON STOCK	$0.21	$0.20	5.0%	$0.63	$0.60	5.0%

WEIGHTED-AVERAGE SHARES OUTSTANDING:
Basic	11,330	11,446	(1.0)%	11,364	11,451	(0.8)%
Diluted	11,485	11,595	(0.9)%	11,513	11,640	(1.1)%

MILLER INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30,	December 31,
	2026 (Unaudited)	2025
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$60,402	$44,682
Accounts receivable, net of allowance for credit losses of $2,038 and $1,876 as of September 30, 2026 and December 31, 2025, respectively	198,389	198,261
Inventories, net	163,589	184,231
Prepaid expenses	15,066	12,409
Total current assets	437,446	439,583
NON-CURRENT ASSETS:
Property, plant and equipment, net	134,383	123,808
Right-of-use assets - operating leases	2,352	276
Goodwill	22,206	20,073
Other assets	7,239	5,927
TOTAL ASSETS	$603,626	$589,667

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$2,473	$2,246
Accounts payable	115,239	78,548
Accrued liabilities	57,050	55,602
Current portion of operating lease obligation	438	176
Total current liabilities	175,200	136,572
NON-CURRENT LIABILITIES:
Long-term obligations	1,017	31,055
Non-current portion of operating lease obligation	1,662	100
Deferred income tax liabilities	3,894	1,370
Total liabilities	181,773	169,097

SHAREHOLDERS’ EQUITY:
Preferred stock, $0.01 par value per share:
Authorized – 5,000,000 shares, Issued and outstanding – none	—	—
Common stock, $0.01 par value per share:
Authorized – 100,000,000 shares, Issued and outstanding – 11,303,758 and 11,371,730 shares as of September 30, 2026 and December 31, 2025, respectively	113	114
Additional paid-in capital	148,420	153,046
Retained earnings	275,512	268,798
Accumulated other comprehensive loss	(2,192)	(1,388)
Total shareholders’ equity	421,853	420,570
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$603,626	$589,667